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                       SIMON PROPERTY ACQUISITIONS, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF
                          SIMON PROPERTY GROUP, INC.,

           HAS INCREASED THE PRICE OF ITS OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             TAUBMAN CENTERS, INC.
                                       TO
                              $20.00 NET PER SHARE

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 14, 2003, UNLESS THE OFFER IS EXTENDED.

                                                                January 15, 2003

To Our Clients:

    Enclosed for your consideration are a Supplement, dated January 15, 2003 (the "Supplement"), to the Offer to Purchase, dated December 5, 2002 (the "Offer to Purchase"), and the related revised Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Simon Property Acquisitions, Inc., (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Simon Property Group, Inc. ("SPG Inc."), to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock" or the "Shares"), of Taubman Centers, Inc., a Michigan corporation, at a purchase price of $20.00 per Share, net to you in cash, without interest thereon.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we hereby request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

    1. The offer price has increased to $20.00 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    2. SPG Inc., Westfield America, Inc. ("WEA") and the Purchaser have entered into an Offer Agreement, dated January 15, 2003, which provides, among other things, that (i) all decisions with respect to the Offer shall be made jointly by SPG Inc. and WEA and (ii) if the Offer is consummated, WEA (or its designated assignee) will acquire 50% of the Purchaser (or its designee) at a purchase price equal to 50% of the aggregate Offer Price (as defined in the Offer to Purchase) paid by the Purchaser in the Offer, and SPG Inc. and WEA will jointly control the Shares purchased in the Offer.

    3.  The Offer is being made for all outstanding Shares.

    4. Following the consummation of the Offer, SPG Inc. and WEA currently intend, as soon as practicable, to propose and seek to have Taubman Centers, Inc. consummate a merger or similar business combination (the "Proposed Merger") with the Purchaser or its assignee or another subsidiary of SPG Inc., pursuant to which each then outstanding Share (other than Shares held by the Purchaser, SPG Inc., WEA or their respective subsidiaries) would be converted into the right to receive an amount in cash per Share equal to the highest price per Share paid by the Purchaser pursuant to the Offer, without interest.
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    5.  The Offer and withdrawal rights now expire at 12:00 Midnight, New York
       City time, on Friday, February 14, 2003, unless the Offer is extended.

    6. Except as otherwise expressly set forth in the Supplement and the revised Letter of Transmittal, all of the terms and conditions of the Offer previously set forth in the Offer to Purchase remain applicable in all respects to the Offer, and the Supplement and the revised Letter of Transmittal should be read in conjunction with the Offer to Purchase.

    7. THE OFFER IS CONDITIONED UPON, AMONG OTHER CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES THAT REPRESENTS, TOGETHER WITH SHARES OWNED BY THE PURCHASER, SPG INC., WEA OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, AT LEAST TWO-THIRDS ( 2/3) OF THE TOTAL VOTING POWER OF TAUBMAN CENTERS, INC., (2) THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT AFTER CONSUMMATION OF THE OFFER NONE OF THE SHARES ACQUIRED BY THE PURCHASER SHALL BE DEEMED "EXCESS STOCK" (AS DEFINED IN THE OFFER TO PURCHASE), (3) FULL VOTING RIGHTS FOR ALL SHARES TO BE ACQUIRED BY THE PURCHASER IN THE OFFER HAVING BEEN APPROVED BY THE SHAREHOLDERS OF TAUBMAN CENTERS, INC. PURSUANT TO THE MICHIGAN CONTROL SHARE ACT (AS DEFINED IN THE OFFER TO PURCHASE), OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF SUCH STATUTE ARE INVALID OR OTHERWISE INAPPLICABLE TO THE SHARES TO BE ACQUIRED BY THE PURCHASER PURSUANT TO THE OFFER, AND (4) THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT, AFTER CONSUMMATION OF THE OFFER, THE MICHIGAN BUSINESS COMBINATION ACT (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT PROHIBIT FOR ANY PERIOD OF TIME, OR IMPOSE ANY SHAREHOLDER APPROVAL REQUIREMENT WITH RESPECT TO, THE PROPOSED MERGER OR ANY OTHER BUSINESS COMBINATION INVOLVING TAUBMAN CENTERS, INC. AND THE PURCHASER (OR ANY OTHER AFFILIATE OF SPG INC. OR WEA).

    8. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager and the Information Agent, as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer.

    The Offer is being made solely by the Offer to Purchase, the Supplement and the related revised Letter of Transmittal and is being made to all holders of the Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort the Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Merrill Lynch & Co., the Dealer Manager for the Offer, or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

    In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by Computershare Trust Company of New York (the "Depositary") of (a) the Share certificates ("Share Certificates") representing such Shares or timely confirmation (a "Book-Entry Confirmation") of the book-entry transfer of such Shares (if such procedure is available) into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase and Section 2 of the Supplement (if and to the extent applicable),
(b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and
(c) any other documents required by the Letter of Transmittal.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be

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tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    IF YOU HAVE ALREADY TENDERED SHARES PURSUANT TO THE OFFER AND HAVE NOT WITHDRAWN SUCH SHARES, YOU NEED NOT TAKE ANY FURTHER ACTION TO RECEIVE THE INCREASED OFFER PRICE OF $20.00 PER SHARE IF SHARES ARE ACCEPTED AND PAID FOR BY THE PURCHASER PURSUANT TO THE OFFER, EXCEPT AS MAY BE REQUIRED BY THE GUARANTEED DELIVERY PROCEDURE, IF SUCH PROCEDURE WAS UTILIZED.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             TAUBMAN CENTERS, INC.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated December 5, 2002 (the "Offer to Purchase"), the enclosed Supplement to the Offer to Purchase, dated January 15, 2003 (the "Supplement") and the related revised Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer") in connection with the Offer by Simon Property Acquisitions, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Simon Property Group, Inc., a Delaware corporation ("SPG Inc."), to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock" or the "Shares"), of Taubman Centers, Inc., a Michigan corporation, at a price of $20.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Common Shares to Be Tendered(*)

Dated: ____________

                                          --------------------------------------

                                          --------------------------------------
                                                       Signature(s)

                                          --------------------------------------
                                                      Print Name(s)

                                          --------------------------------------

                                          --------------------------------------
                                                   Print Addresses(es)

                                          --------------------------------------
                                              Area Code and Telephone Number

                                          --------------------------------------
                                             Tax ID or Social Security Number

------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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